Exhibit 10.1

COPYRIGHT TRANSFER AGREEMENT

This Copyright Transfer Agreement (“Agreement”) is made and entered into on September 12, 2025, by and between:

●	Streams Ohio Corp (“Party A”), and
●

Professional Diversity Network, Inc., a Delaware corporation listed on the Nasdaq Capital Market in the United States (“Party B” or the “Company”, collectively with Party A, the “Parties” and each a “Party”).

WHEREAS, Party B desires to expand its business sectors into Web3.0 digital copyright monetization and related asset-backed product offering, including multiple music works as future WEB3.0 real-world asset digital monetization products (RWA) and as digital copyright trading products for its WEB3.0 investment banking business;

WHEREAS, in furtherance of such strategic expansion, Party B has agreed to acquire from Party A certain original musical works to be developed and delivered by Party A, and Party A has agreed to transfer to Party B all rights, title and interest in and to such musical works;

THEREFORE, in accordance with the provisions of the U.S. Copyright Act and other applicable laws, and in consideration of the mutual covenants and agreements contained herein, , the Parties hereby agree as follows:

1. Work Information and Transfer

1.1 Works: Party A shall create and deliver eight (8) original musical works (the “Works”).

1.2 Type: Musical works.

1.3 Transfer of Copyright: Subject to the terms of this Agreement, Party A hereby irrevocably assigns, transfers and conveys to Party B all worldwide right, title and interest in and to the Works and all copyrights therein (including all rights enumerated under 17 U.S.C. § 106 and any analogous rights under foreign laws), free and clear of all liens, encumbrances and adverse claims.

1.4 Completion Date: The Works shall be completed and delivered by September 30, 2025, unless otherwise extended in writing by Party B.

1.5 Originality; Documentation: Party A represents and warrants that the Works are original works created by Party A. If any portion of a Work incorporates derivative or third-party material, Party A shall provide written documentation of valid licenses or assignments covering such material.

1.6 Content Restrictions: The works delivered by Party A shall not contain any content prohibited by applicable law, including but not limited to political subversion, threats to national security, obscenity, defamation, incitement of crime, infringement of third-party rights, or other unlawful or harmful content.

1.7 Transferred Rights: All rights, title and interest in and to the Works shall vest in Party B, including all rights enumerated under the U.S. Copyright Act, including but not limited to:
(a) Reproduction rights;
(b) Distribution rights;
(c) Rental rights;
(d) Exhibition rights;
(e) Performance rights;
(f) Screening rights;
(g) Broadcasting rights;
(h) Information network dissemination rights;
(i) Cinematographic production rights;
(j) Adaptation rights;
(k) Translation rights;
(l) Compilation rights.

1.8 Warranty: Party A represents and warrants that it owns or controls all rights necessary for the transfer of the Works, and the Works, including any images, do not infringe the rights of any third party. Party A shall bear all liability for any breach of this warranty and indemnify Party B against any claims arising therefrom. Party A further represents and warrants that: (a) it is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) it has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (c) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action on its part; and (d) this Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

1.9 Moral Rights Waiver: To the fullest extent permitted by applicable law, Party A hereby irrevocably waives and agrees not to assert any “moral rights” (including rights of attribution and integrity) in connection with the Works.

2. Transfer Fee and Payment

2.1 Fee: The total copyright transfer fee shall be USD 1,800,000 (the “Consideration”).

2.2 Payment: Party B shall pay Consideration either (a) in cash, in one lump sum, or (b) in newly issued shares of common stock of Party B (the “Shares”), or in a combination thereof, The total number of shares to be issued shall be equivalent to 556,000 Shares. subject to Section 2.4.

2.3 Payment Method: All cash payments shall be made to the bank account designated by Party A. Any stock issuance shall be effected by book-entry through the transfer agent of Party B, in accordance with customary settlement procedures of The Nasdaq Stock Market LLC (the “Nasdaq”).

2.4 Stock Issuance:

(a) Any issuance of Shares as Consideration shall be structured as exempt issuance from the registration requirements of the Securities Act and subject to approval of the Board of Directors of Party B and compliance with the applicable requirements of the Nasdaq, including but not limited to Listing Rule 5635, as well as compliance with U.S. federal and state securities laws. Notwithstanding anything herein to the contrary, the Company shall not issue to Party A, and Party A shall not be entitled to receive, a number of Shares pursuant to this Agreement which, when aggregated with all other issuances of common stock of the Company to Party A under this Agreement or otherwise, would exceed 19.99% of the Company’s outstanding Common Stock as of September 11, 2025 (the “Cap”), unless and until the Company obtains the requisite shareholder approval as required by Nasdaq Listing Rule 5635. For the avoidance of doubt, any portion of the Consideration that cannot be satisfied in Shares due to the Cap shall instead be payable in cash by the Company. The Company’s transfer agent shall be entitled to rely upon written instructions from the Company in enforcing this provision.

(b) The price per Share shall be based on the volume-weighted average trading price of the common stock of Party B over the five (trading) consecutive trading days immediately prior to the date of issuance, (the “VWAP Price”). Notwithstanding the foregoing, the price per Share shall not be less than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) (or any successor rule), to ensure the transaction is not considered a transaction other than a public offering at a price less than the Minimum Price.

(c) Party A acknowledges and agrees that the issuance of Shares will require the filing of one or more current reports on Form 8-K, and other public disclosure by Party B, and Party A shall cooperate with Party B in providing any necessary information for such filings in a timely manner.

(d) The Shares shall be subject to a contractual lock-up period of six (6) months following the issuance date, during which Party A shall not sell, transfer or otherwise dispose of such Shares without Party B’s prior written consent, except as permitted by law.

3. Rights and Obligations of Party A

3.1 Waiver of Authorship Rights. Party A hereby waives the right to be identified as the author of the Works and any related rights of attribution.

3.2 Waiver of Additional Compensation. Except as expressly provided herein, Party A waives any right to additional compensation or royalties in respect of the Works.

3.3 Non-Re-Transfer. Party A shall not re-transfer or attempt to re-transfer any copyrights already transferred to Party B without Party B’s prior written consent.

3.4 Delivery Obligation. Party A shall deliver to Party B complete versions of the Works, including lyrics, composition, vocals, and mixing, in a format reasonably requested by Party B.

3.5 Transferred Rights. The transferred rights expressly include, without limitation:
(a) public performing right;
(b) reproduction right;
(c) mechanical license;
(d) synchronization license;
(e) master license; and

(f) any and all analogous rights under applicable law.

3.6 Investment Representations. If any portion of the Consideration is paid in Shares, Party A represents, warrants, acknowledges, and agrees, as of the date hereof and as of the date of any issuance of Shares, that:

(a) it is acquiring the Shares for investment purposes only and not with a present view to resale or distribution in violation of applicable securities laws; it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and as a condition precedent to the issuance of any Shares, it shall promptly deliver to Party B a duly executed investor questionnaire and other documentation reasonably required by Party B to verify such status;

(b) it understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being issued in reliance upon a specific exemption from the registration provisions of the Securities Act and such state securities laws;

(c) it will not sell, transfer or dispose of the Shares except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom; and

(d) it will execute such additional investor representation letters or lock-up agreements as reasonably requested by Party B to comply with The Nasdaq rules and applicable securities laws.(e) It understands that the Shares are “restricted securities” under the Securities Act and that a restrictive legend in substantially the following form will be placed on any book entries representing the Shares:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

4. Rights and Obligations of Party B

4.1 Ownership Rights. Upon transfer, Party B shall enjoy full rights in the Works as owner, including, without limitation, naming rights, adaptation rights, performance rights, cinematographic rights, broadcasting rights, recording rights, digital distribution rights, and all other rights enumerated under Section 201(b) of the U.S. Copyright Act.

4.2 Payment Obligation. Party B shall pay the Consideration to Party A in accordance with Section 2 of this Agreement.

4.3 Promotional Use. Party B may use Party A’s name, likeness, and related honors for promotional purposes in connection with the Works, provided such use is consistent with applicable law and maintains a positive image. Party A shall reasonably cooperate in such promotional activities.

4.4 Interpretation Rights. Party B retains the final right of interpretation regarding the scope of the rights transferred under this Agreement, provided that such interpretation does not override the express terms hereof.

4.5 Nasdaq and Securities Law Compliance. Party B’s obligation to issue any Shares as Consideration is expressly conditioned upon (a) final approval by its Board of Directors, (b) confirmation that such issuance does not require shareholder approval under the applicable rules of The Nasdaq Stock Market, or if required, the receipt of such shareholder approval, and (c) full compliance with U.S. federal and state securities laws.

4.7 Disclosure and Filings. Party B shall be entitled to make such disclosures, filings, or public announcements as it deems necessary or advisable under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Nasdaq, including but not limited to filings on Form 8-K and inclusion in periodic reports. Party A agrees to cooperate with Party B in providing any required information.

5. Confidentiality

5.1 Confidentiality Obligation. Each Party shall maintain the confidentiality of this Agreement shall maintain the confidentiality of this Agreement and any non-public information received from the other Party in connection herewith (“Confidential Information”). Neither Party shall disclose Confidential Information without the prior written consent of the other, except (a) to the extent required by applicable law, regulation, or court order, or (b) by Party B in connection with its obligations to make disclosures under the rules of the SEC or the Nasdaq, including, without limitation, the filing of a Current Report on Form 8-K to disclose the execution of this Agreement and the transactions contemplated herein, and the filing of this Agreement as an exhibit to such report or Party B’s periodic reports.

5.2 Survival. This confidentiality obligation shall survive termination or expiration of this Agreement.

6. Force Majeure

If either Party is prevented from performing its obligations hereunder by reason of fire, flood, earthquake, epidemic, pandemic, war, governmental action, labor dispute, or any other event beyond its reasonable control (“Force Majeure”), such Party shall promptly notify the other Party and shall be excused from performance during the period of delay caused by such event. Performance shall resume as soon as practicable after the Force Majeure event has ceased.

7. Breach of Contract

7.1 Good Faith. Both Parties shall perform this Agreement in good faith.

7.2 Remedies. If a Party breaches this Agreement and causes loss to the other, the non-breaching Party may pursue all remedies available at law or in equity.

7.3 Unauthorized Transfer. If Party A re-transfers any copyrights without written consent of Party B or if the Works infringe third-party rights, Party B may terminate this Agreement and claim damages.

7.4 Delayed Payment. If Party B fails to pay any cash portion of the Consideration when due, Party B shall pay Party A liquidated damages at the rate of 0.1% per day of the unpaid amount until paid in full, subject to applicable law.

7.5 Failure to Cure. If Party A fails to cure a breach within the period specified by Party B in written notice, Party B may terminate this Agreement and pursue damages.

7.6 Indemnification Procedure. If any claim is commenced against Party B for which it is entitled to indemnification under Section 1.8 (a “Claim”), Party B shall give Party A prompt written notice of such Claim. Party A shall have the right to assume the defense of such Claim with counsel reasonably satisfactory to Party B. Party B shall have the right to participate in the defense of any Claim with its own counsel at its own expense. Party A shall not settle any Claim without Party B’s prior written consent (which shall not be unreasonably withheld) if such settlement imposes any non-monetary obligation on Party B or does not include a full and unconditional release of Party B from all liability with respect to such Claim.

8. Dispute Resolution

8.1 Negotiation. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through amicable consultation.

8.2 Jurisdiction. If no resolution is reached, either Party may submit the dispute to the state or federal courts located in the State of New York, which shall have exclusive jurisdiction. Each Party irrevocably consents to such jurisdiction and venue.

9. Miscellaneous

9.1 Entire Agreement. This Agreement (together with its annexes) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings.

9.2 Amendment. No amendment or modification of this Agreement shall be valid unless in writing and signed by both Parties.

9.3 Counterparts. This Agreement may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

9.5 Prevailing Party. In the event of litigation, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs.

9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Party B may assign this Agreement or any rights or obligations hereunder without the prior written consent of Party A.

9.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.8 Further Assurances. Party A shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Party B may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Streams Ohio Corp (Signature)

By: /s/ XingGuang Ma

Name: XingGuang Ma

Title: Chief Executive Officer

Date: September 12, 2025

Party B: Professional Diversity Network, Inc. (Signature)

By: /s/ Xun Wu

Name: Xun Wu
Title: Chief Executive Officer
Date: September 12, 2025